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                                                                    Exhibit 23.1
                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Registration Statement of BURST! Media, LLC on Form S-1 of our report dated January 24, 2000 (January 31, 2000 as to note 7 and March 23, 2000 as to the first paragraph of note 3), appearing in the Prospectus, which is part of this Registration Statement.

   We also consent to the reference to us under the heading "Experts" in such Prospectus.

   /s/ DELOITTE & TOUCHE LLP
   Boston, MA
   March 23, 2000